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                                                                      EXHIBIT 24


                               POWER OF ATTORNEY

                                       of

                                 CLAUDIO DASCAL

     KNOW ALL MEN BY THESE PRESENTS that the individual whose signature appears below hereby constitutes and appoints Douglas M. Karp and Gary D. Nusbaum and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all pre- or post-effective amendments to a Registration Statement on Form S-1 for the registration of common stock of the Company, Commission File No. 333-4512 (the "Registration Statement"), any subsequent Registration Statement for the same offering which may be filed under Rule 462(b) (a "Rule 462(b) Registration Statement") and any and all pre- or post-effective amendments thereto, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing which they, or any of them, may deem necessary or advisable to be done in connection with the Registration Statement or any Rule 462(b) Registration Statement, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or any substitute or substitutes for any or all of them, may lawfully do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, the undersigned has hereunto set his hand on the 24th day of July, 1996.


                                            /S/ Claudio Dascal
                                            __________________________________
                                            Claudio Dascal